UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2025

ALPHATIME ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41584	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue, Suite 938

New York, NY 10110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (347) 627-0058

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, one redeemable warrant and one right	ATMCU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	ATMC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one ordinary share at an exercise price of $11.50 per share	ATMCW	The Nasdaq Stock Market LLC
Rights, each right entitling the holder thereof to one-tenth of one ordinary share	ATMCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 29, 2024, AlphaTime Acquisition Corp. (the “Company”) received a written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Company is not in compliance with the Nasdaq Listing Rule 5450(a)(2) (the “Minimum Public Holders Rule”), which requires the Company to have at least 400 total holders for continued listing on The Nasdaq Global Market. On January 16, 2025, the Company submitted a plan to regain compliance with the Minimum Public Holders Rule and the Staff approved the Company’s request for an extension to May 28, 2025 to regain compliance with the Minimum Public Holders Rule.

On June 3, 2025, the Company received a letter from Nasdaq stating that the Company had not regained compliance with the Minimum Public Holders Rule by May 28, 2025. Accordingly, unless the Company requests an appeal of the Staff’s determination by June 10, 2025, the Staff has determined that (i) the Company’s securities will be scheduled for delisting from Nasdaq, (ii) trading of the Company’s ordinary shares, warrants, rights and units will be suspended at the opening of business on June 12, 2025 and (iii) a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company fully intends to appeal such determination by requesting a hearing to the Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series to stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision.

There can be no assurance that the Panel will grant the Company a compliance period or that the Company will ultimately meet all applicable requirements for continued listing on The Nasdaq Capital Market. The Company intends to provide a plan to regain compliance to the Panel.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Current Report are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “expect,” “will,” “plan,” “anticipate,” “could,” “intend,” “believe,” “estimate,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words, and the use of future dates. Forward-looking statements in this Current Report include, but are not limited to, the Company’s ability to successfully appeal the Staff’s delisting determination. The forward-looking statements in this Current Report are only predictions and are based largely on the Company’s current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this Current Report and are subject to a number of known and unknown risks, uncertainties and assumptions, including without limitation, that the Company may not be successful in its appeal to the Panel, the risk that Nasdaq may not grant the Company relief from delisting, the risk that the Company may not regain compliance with the Minimum Public Holders Rule or otherwise fail to meet the requirements for continued listing under the Nasdaq Listing Rules and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on April 15, 2025 and in its other subsequent filings with the SEC, including its subsequent Quarterly Reports on Form 10-Q. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond the Company’s control, investors should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATIME ACQUISITION CORP

By:	/s/ Gan Kim Hai
Name:	Gan Kim Hai
Title:	Chief Executive Officer

Dated: June 6, 2025